Exhibit 10.07

ROVI CORPORATION
2008 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD

Rovi Corporation, (the “Company”) hereby grants you, [Name] (the “Participant”), a Restricted Stock Award under the 2008 Equity Incentive Plan, as amended (the “Plan”). The date of this Notice of Restricted Stock Award (“Notice”) is [Grant Date]. Subject to the provisions of this Notice, the Restricted Stock Award Agreement (the “Agreement”) and of the Plan, the features of this Restricted Stock Award are as follows:
Number of Shares: [#shares]
Vesting Commencement Date: [Grant Date]
Vesting of Restricted Stock Award: The Restricted Stock Award shall be subject to a three-year vesting schedule, with one-third (1/3) of the shares vesting on each of the first, second and third anniversary of the grant date, subject to Participant continuing to be an employee, consultant, director or independent contractor of the Company or one of its Subsidiaries through the applicable vesting date.
Unless otherwise defined herein or in the Agreement, capitalized terms herein or in the Agreement will have the defined meanings ascribed to them in the Plan.
The Company and Participant agree that the Restricted Stock Award described in this Notice is governed by the provisions of the Agreement attached to and made a part of this document. The Participant acknowledges receipt of this Notice and the Agreement, represents that the Participant has read and is familiar with the provisions in this Notice and the attached Agreement, and hereby accepts the Restricted Stock Award subject to all of the terms and conditions set forth in this Notice and the attached Agreement.
Rovi Corporation                    Accepted by:

PARTICIPANT

By: /s/ Thomas Carson                Name:    __________________________

Title: President and CEO                Signature:____________________________

Address: 2830 De La Cruz Blvd            Date:
Santa Clara, California

ATTACHMENT: Restricted Stock Award Agreement

ROVI CORPORATION
2008 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE NOTICE, THE RESTRICTED STOCK AWARD IS SUBJECT TO AND MAY BE EXECUTED ONLY IN ACCORDANCE WITH THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. THE TERMS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS IN THIS AGREEMENT AND THE PLAN, THE PROVISIONS IN THE PLAN SHALL GOVERN.
1. Grant of Restricted Stock Award. The Company hereby grants to Participant a Restricted Stock Award for that number of shares of Stock set forth in the Notice.
2. Leave of Absence. During any authorized leave of absence, the vesting of the Restricted Stock Award shall be suspended after the leave of absence exceeds a period of thirty (30) days.  Vesting of the Restricted Stock Award shall resume upon the participant’s termination of the leave of absence and return to service to the Company and/or its Subsidiaries.  The vesting schedule of the Restricted Stock Award shall be extended by the length of the suspension.
3. Non-transferability of Restricted Stock Award and Shares. The Restricted Stock Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. Participant shall not sell, transfer, assign, pledge or otherwise encumber the shares subject to the Restricted Stock Award until all vesting requirements have been met.
4. Stockholder Rights. Except as provided in Section 2 or otherwise in this Paragraph 3, Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares. Participant shall have the right to receive dividends and other distributions (provided that distributions in the form of Stock shall be subject to the same restrictions as the underlying restricted stock) only with respect to the vested amount(s) of the Restricted Stock Award. For the avoidance of doubt, unvested Restricted Stock Awards shall have no rights to dividends or other distributions.
5. Vesting and Earning of Restricted Stock Award.
(a)If Participant continues to serve the Company or Subsidiary as an employee, consultant, director or independent contractor (such service is described herein as maintaining or being involved in a “Service Relationship”), then the Restricted Stock Award shall vest in accordance with the Notice.

(b)The foregoing notwithstanding, in the event that Participant maintains a Service Relationship at the time a change in control as defined herein occurs, the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (a) assume the outstanding Restricted Stock Award or make a substitution on an equitable basis of appropriate Stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Stock, or (b) provide that the Restricted Stock Award shall become immediately vested with respect to all the shares of Stock. For purposes of this Agreement a “change in control” shall mean: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).

(c)The Committee has sole authority to determine whether and to what degree the Restricted Stock Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.

6. Termination of Employment. In the event that Participant’s Service Relationship is terminated for any reason, including death or Disability, and Participant has not yet vested all or part of the Restricted Stock Award pursuant to Section 4, then the Restricted Stock Award, to the extent not vested as of Participant’s termination date, shall be forfeited immediately upon such termination, and Participant shall have no further rights with respect to the Restricted Stock Award or the shares of Stock underlying that portion of the Restricted Stock Award that have not yet vested. In jurisdictions requiring notice in advance of an effective termination of the Service Relationship, Participant shall be deemed terminated upon the actual cessation of providing services to the Company notwithstanding any required notice period that must be fulfilled before a termination of the Service Relationship can be effective under applicable laws. Participant expressly acknowledges and agrees that the termination of his or her Service Relationship shall result in forfeiture of the Restricted Stock Award and the shares of Stock to the extent the Restricted Stock Award has not vested as of the date of his or her termination of service or employment.
7. Payment of Par Value. As a condition to the delivery to Participant of the shares of Stock subject to this Restricted Stock Award after such shares have vested, Participant authorizes the Company to deduct from compensation due to Participant from the Company or Participant’s employer, if different (the “Employer”), an amount equal to the par value of the shares of Stock to be issued hereunder. Such withholding shall be deducted from Participant’s compensation payable on the Company’s or the Employer’s regularly scheduled payroll date immediately prior to each vesting date of the shares of Stock, as set forth in the Notice and in this Agreement, unless otherwise determined by the Committee. As of the date of this Agreement, the par value for one share of the Company’s common stock is $.001.
8. Settlement of Restricted Stock Award. The Company shall not be obligated to deliver any shares of Stock hereunder for such period as may be required by it in order to comply with applicable federal or state statutes, laws and regulations.
9. No Acquired Rights. Participant agrees and acknowledges that:
(a)the Plan is discretionary in nature and that the Company can amend, cancel, or terminate it at any time;

(b)the grant of this Restricted Stock Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Restricted Stock Awards or benefits in lieu of any Restricted Stock Awards, even if Restricted Stock Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(c)the value of this Restricted Stock Award is an extraordinary item of compensation which is outside the scope of Participant’s employment contract, if any;

(d)this Restricted Stock Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(e)this Restricted Stock Award shall expire upon termination of Participant’s Service Relationship for any reason except as may otherwise be explicitly provided in the Plan and this Agreement;

(f)the future value of the shares of Stock awarded under the Plan is unknown and cannot be predicted with certainty;

(g)no claim or entitlement to compensation or damages arises from the termination of this Restricted Stock Award or diminution in value of this Restricted Stock Award or shares of Stock purchased under the Plan and Participant irrevocably releases the Company from any such claim; and

(h)Participant’s participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s Service Relationship at any time, with or without cause.

10. Escrow.
(a)Until the shares have vested, the Company’s Secretary or such other escrow holder as the Company may appoint, shall retain custody of the stock certificates or book-entry shares representing the shares of Stock subject to the Restricted Stock Award.

(b)Participant agrees that simultaneously with Participant’s execution of this Agreement, he or she will execute stock powers in favor of the Company with respect to the shares of Stock granted hereunder in the form provided by the Company and that he or she will promptly deliver such stock powers to the Company.

(c)When shares of Stock vest and the Company delivers to Participant certificates for shares of Stock, the Company also will return to Participant the stock powers related to such shares held by the Company.

11. Tax Withholding.
(a)Participant is responsible for, and by accepting this Restricted Stock Award agrees to bear, all taxes of any nature, including withholding taxes, interest or penalties arising out of the grant of this Restricted Stock Award, the vesting of this Restricted Stock Award or the subsequent sale of the Shares, that are legally imposed upon Participant in connection with this Restricted Stock Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on Participant. The Company has not provided any tax advice with respect to this Restricted Stock Award or the disposition of the Shares. Participant should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of any aspect of this Restricted

Stock Award, including the grant or vesting of this Restricted Stock Award or the subsequent sale of any Shares.

(b)In the event that the Company or the Participant’s employer, including any Subsidiary qualified to deduct tax at source (the “Employer”), is required to withhold any amount (including in connection with income tax, employment or payroll taxes, social security contributions or other similar amounts, with such obligation in aggregate referred to herein as the “Tax Items”) as a result of any event occurring in connection with this Restricted Stock Award, Participant shall make a cash, check or wire payment to the Company as necessary to cover all applicable Tax Items at or prior to the time the event giving rise to the Tax Items occurs; or (a) the Employee can elect a “sell-to-cover” option where the employee sells a portion of their vested shares to pay the tax liability, (b) elect a “same day sale” option where the employee sells all of their vested shares of which a portion of the proceeds will be used to pay the tax liability, (c) the Company or the Employer has the right, and Participant in accepting this Restricted Stock Award explicitly authorizes the Company, to deduct an amount equal to the Tax Items from the Participant’s compensation or (d) the Company may establish alternative procedures to ensure satisfaction of all applicable Tax Items arising in connection with this Restricted Stock Award. The Participant will receive a cash refund for any payment of cash or fraction of a surrendered share not necessary to satisfy the Tax Items.

(c)Participant acknowledges and agrees that the ultimate liability for any tax-related item legally due by Participant is and remains Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any such tax items in connection with any aspect of this Restricted Stock Award, including the grant or vesting of this Restricted Stock Award or the subsequent sale of the Shares acquired from this Restricted Stock Award; and (b) do not commit to structure the terms or any aspect of this Restricted Stock Award to reduce or eliminate the Participant’s liability for such tax items. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the satisfaction of the Tax Items.

12. Code Section 83(b) Election. Participant agrees to notify the Company immediately in writing in the event that Participant makes an election under Section 83(b) of the Code (or any successor provision) or under any corresponding provision of state or local tax law with respect to the Restricted Stock Award. Upon making any such election, Participant agrees to pay or make adequate provisions for the withholding of Tax Items resulting from of such election. Such withholding may be deducted from any compensation due to Participant from the Company.
13. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee (as such term is defined in the Plan), and the Committee shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.
14. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-up, combinations or exchanges of shares and the like, the number and kind of shares subject to this Restricted Stock Award immediately prior to such event shall be appropriately adjusted by the Board in accordance with the terms of the Plan, and such adjustment shall be conclusive.
15. Entire Agreement; Amendment; Binding Effect; Governing Law; Plan Controls. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant's interest except by means of a writing signed by the Company and Participant. The waiver by the Company of a breach of any provision of this Agreement by Participant shall not operate or be construed as a waiver of any subsequent breach by Participant. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan.
16. Notices. All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with the postage thereon fully prepaid, addressed to the parties at their respective addresses set forth in the Notice of Restricted Stock Award. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either party may from time to time by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.
17. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.